As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0759121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of Principal Executive Office)	(Zip Code)

NINE ENERGY SERVICE, INC. 2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Theodore R. Moore

Senior Vice President and General Counsel

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Name and address of agent for service)

(281) 730-5100

(Telephone number, including area code, of agent for service)

Copies to:

Lanchi D. Huynh

Kirkland & Ellis LLP

4550 Travis Street

Dallas, Texas 75205

(214) 972-1770

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Nine Energy Service, Inc. (the “Registrant”) is hereby registering 3,200,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Nine Energy Service, Inc. 2011 Stock Incentive Plan (as amended from time to time, the “Plan”). On January 23, 2018, the Registrant filed the Registration Statement on Form S-8 (File No. 333-222660) with the Securities and Exchange Commission (the “Commission”), registering 3,121,888 shares of Common Stock for issuance under the Plan (the “First Registration Statement”). On June 1, 2021, the Registrant filed the Registration Statement on Form S-8 (File No. 333-256685) with the SEC, registering an additional 2,100,000 shares of Common Stock for issuance under the Plan (the “Second Registration Statement” and, together with the First Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statements are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this registration statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 8, 2023;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 9, 2023;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  17, 2023, January  18, 2023, January  24, 2023, January  30, 2023, February  1, 2023 and May 8, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any related exhibit); and

(d)

The description of the Common Stock contained in the Registrant’s Form 8-A (File No. 001-38347) filed with the Commission on January 16, 2018, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of Nine Energy Service, Inc., dated January 23, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on January 23, 2018).

4.2	Fourth Amended and Restated Bylaws of Nine Energy Service, Inc., dated January 23, 2018 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on January 23, 2018).

4.3	Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 filed on May 2, 2017).

4.4	First Amendment to Nine Energy Service, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 6, 2021).

4.5	Second Amendment to Nine Energy Service, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 8, 2023).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 9, 2023.

NINE ENERGY SERVICE, INC.

By:	/s/ Theodore R. Moore
	Name:	Theodore R. Moore
	Title	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Theodore R. Moore and Ann G. Fox, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or their substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above Power of Attorney have been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Ann G. Fox Ann G. Fox	President, Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2023

/s/ Guy Sirkes Guy Sirkes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 9, 2023

/s/ S. Brett Luz S. Brett Luz	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2023

/s/ Ernie L. Danner Ernie L. Danner	Chairman of the Board of Directors	May 9, 2023

/s/ David C. Baldwin David C. Baldwin	Director	May 9, 2023

/s/ Mark E. Baldwin Mark E. Baldwin	Director	May 9, 2023

/s/ Curtis F. Harrell Curtis F. Harrell	Director	May 9, 2023

/s/ Scott E. Schwinger Scott E. Schwinger	Director	May 9, 2023

/s/ Gary L. Thomas Gary L. Thomas	Director	May 9, 2023

Director
Andrew L. Waite

/s/ Darryl K. Willis Darryl K. Willis	Director	May 9, 2023